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                                                              EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated May 19, 2000, accompanying the financial statements of Pinnacle Financial Partners, Inc. (a Tennessee corporation, a Company in the development stage and formerly TMP, Inc.) and reference to our Firm under the caption "Experts" included in this Form SB-2 Registration Statement and Prospectus, as amended on July 11, 2000.

                             /s/ ARTHUR ANDERSEN LLP

Nashville, Tennessee
July 11, 2000